Exhibit 99.1

PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Investor and Analyst Contact:	Release Number: 04-24

Shurgard Storage Centers, Inc.

Stuart Blackie

Dev Ghose

(206) 652-3702

Media Contact

Broadgate Consultants, Inc.

(212) 232-2222

FOR IMMEDIATE RELEASE

SHURGARD REPORTS THIRD QUARTER RESULTS

SEATTLE, WASHINGTON, November 10, 2004 . . . Shurgard Storage Centers, Inc. (NYSE:SHU), a leading self storage real estate investment trust (REIT) in the United States and Europe, filed today its quarterly report on Form 10-Q for the three months ended September 30, 2004.

The Company noted third quarter Same Store operating results continued to show positive revenue and net operating income (NOI) growth over 2003 results. The Domestic Same Store segment generated growth in revenue of 4.7% and NOI of 4.1% over the third quarter of 2003. At constant exchange rates the European Same Store segment reported gains in revenue of 9.6% and NOI of 6.7% over the third quarter of 2003. The Company also reported a gain of $4.3 million on the sale of two self storage properties during the third quarter. FFO attributable to common shareholders for the third quarter of 2004 improved to approximately $29.6 million compared to $26.0 million for the third quarter of 2003, an increase of 14%. On a per share basis, FFO for the third quarter 2004 increased 8.6% to $0.63 from $0.58 reported for the third quarter 2003.

Third Quarter and Year to Date Financial Results

Net income during the third quarter of 2004 improved to $18.2 million, compared with $12.5 million recorded in the third quarter of 2003. This increase in net income is partially attributable to a $4.3 million gain realized on the sale of two properties. Income from continuing operations improved over the same quarter of 2003 by 15.9%. We attribute this increase primarily to the improvement in Same Store performance and an increased contribution to income from the large group of New Stores in both the US and Europe going through rent-up.

Net income during the first nine months of 2004 was $38.7 million, compared with $34.6 million recorded in the same period in 2003.

Basic earnings per share increased from $0.22 per share in the third quarter of 2003 to $0.33 per share for the third quarter of 2004. Diluted earnings per share increased from $0.21 per share in the third quarter of 2003 to $0.32 per share for the third quarter of 2004. Basic earnings per share decreased from $0.67 per share in the first nine months 2003 to $0.65 per share for the first nine months of 2004 primarily due to the issuance of new common stock in mid-2003. Diluted earnings per share decreased from $0.66 per share in the first nine months of 2003 to $0.64 per share for the first nine months of 2004.

Portfolio

As of September 30, 2004, Shurgard operated a global network of 626 operating properties containing approximately 39.5 million net rentable square feet. The total includes 469 owned, partially owned, or leased storage centers in operation in the United States, 28 US stores that are fee managed properties, and 129 owned or partially owned stores in Europe. Of the 598 owned or partially owned stores in the US and Europe, 484 are classified as Same Stores and 114 are classified as New Stores.

During the third quarter of 2004, the Company added eight new properties to its worldwide network. We openedtwo new storage centers in the United States, four in Europe and acquired one each in the United States and Europe. The two new domestically developed stores are located in Pennsylvania and California. The store in Pennsylvania was developed by the Company, had a total capitalized cost as of the end of the third quarter of $2.7 million, and contains 37,000 net rentable square feet. The store in California was developed by our California development partner, had a total capitalized cost as of the end of the third quarter of $6.4 million, and contains 69,000 net rentable square feet. Three of the European developed stores are located in Germany and the other store is in France. The French store had a capitalized cost of $5.4 million and contains 54,000 net rentable square feet. The three stores opened in Germany had a total capitalized cost of $19.6 million and contain a total of 154,000 net rentable square feet. We also acquired two existing storage centers during the third quarter of 2004; one in the United States and the other in Europe. The domestic store was acquired for $5.2 million, is located in California and has 70,000 net rentable square feet. The European store was acquired for $14.6 million, is located in London and has 38,000 net rentable square feet.

During the third quarter of 2004, the Company had five stores under development in the United States. These stores have an estimated total completed cost of $30.3 million and will contain 285,600 net rentable square feet. As of September 30, 2004, Shurgard Europe had six storage centers under construction; one in the United

Kingdom, one in Germany, one in Denmark, and three in France. The Company currently projects it will open a total of approximately 12 European new stores during 2004. This projection is lower than original estimates of 20 to 25 stores. This shortfall is due to the following: (1) a decision to reduce the number of storage centers targeted in the Netherlands, where the existing market is suffering from a temporary oversupply; (2) the impact of several projects in various markets being dropped due to an inability to get the necessary building permits; and (3) a number of projects previously projected for a 2004 opening which were delayed by permit related issues or shortages of steel and cement. These projects are targeted for completion next year.

Domestically, we continue to critically evaluate our portfolio for older stores that could benefit from redevelopment or, in cases where they are no longer considered to be of strategic value, sold to other operators and investors. Shurgard currently has approximately nine properties in various phases of redevelopment and a further nine others approved for redevelopment in the near term. We sold six stores in the first nine months of 2004.

Same Store Operating Results

Domestic Same Store revenues and NOI (after leasehold and indirect expenses) for the third quarter of 2004 increased 4.7% and 3.9% over the third quarter of 2003. In general, all US regions in which the Company’s Same Store group are located experienced period over period revenue growth with the notable exception of stores located in the Chicago region. For the third quarter of 2004, compared with the corresponding period a year ago, Domestic Same Store direct operating and real estate tax expense increased 6.0% and Domestic Same Store indirect operating expenses increased by 8.3%. Domestic Same Store average collected rental rates increased 2.3%, from $11.37 per square foot in the third quarter 2003 to $11.63 per square foot in the third quarter of 2004. Average occupancy for Domestic Same Stores in the third quarter of 2004 increased to 86% from 85% during the third quarter of 2003.

Domestic Same Store Revenue and NOI (after leasehold and indirect expenses) increased 4.4% and 5.6% respectively in the first nine months of 2004 compared to the same period in 2003. For the first nine months of 2004, compared to the same period in 2003, Domestic Same Store direct operating and real estate tax expense increased 3.2% and Domestic Same Store indirect operating expenses decreased 1.5%. Domestic Same Store average collected rental rates increased 1.6%, from $11.32 per square foot in the first nine months of 2003 to $11.50 per square foot in the first nine months of 2004. Domestic Same Store average occupancy for the first nine months of 2004 increased to 85% from 83% during the first nine months of 2003.

At constant exchange rates, European Same Store NOI (after leasehold and indirect expenses) increased 10.9% in the third quarter of 2004 compared to the third quarter of 2003 attributable to occupancy gains, rental rate growth, expense control, and improved operating efficiencies. European Same Store revenue for the third quarter of 2004 increased 9.6% over the third quarter 2003. For the third quarter of 2004 compared with the third quarter of 2003, European Same Store direct operating and real estate tax expense increased 14.2% and European Same Store indirect operating expenses decreased 7.9%. European Same Store average collected rental rates increased 3.2% from $20.76 per square foot in the third quarter of 2003 to $21.42 per square foot in the third quarter of 2004. European Same Store average occupancy for the third quarter of 2004 increased to 76% from 71% during the third quarter of 2003.

At constant exchange rates, European Same Store NOI (after leasehold and indirect expenses) increased 22.2% in the first nine months of 2004 compared to the same period in 2003. European Same Store revenue for the first nine months of 2004 increased 10.2% over the first nine months of 2003. For the first nine months of 2004 compared to the same period in 2003, European Same Store direct operating and real estate tax expense increased 7.9% and indirect operating expenses decreased 13.8%. European Same Store average collected rental rates increased 1.4%, from $20.81 per square foot in the in the first nine months of 2003 compared to $21.10 per square foot in the first nine months of 2004. European Same Store average occupancy for the first nine months of 2004 increased to 74% from 69% during the first nine months of 2003.

Although the European stores continue to show solid gains over the previous year, the average occupancy for the third quarter of 2004 in the European Same Store pool (76%) continues to lag the average occupancy of the Domestic Same Store portfolio during the same period (86%). The Company believes its operating performance in Europe continues to be negatively influenced by the weaker economic markets in Europe and by a temporary over-supply in certain markets from our new developments and those of competitors.

New Store Operating Results

The Company has 114 stores, representing over 25% of its investment in storage centers, categorized as New Stores. Many of these stores are still in various stages of rent-up and consequently have not yet achieved their targeted earnings potential. This group of stores only contributed 6.0% of total NOI (after leasehold and indirect expenses) reported for the third quarter of 2004. This is an increase from the second quarter of 2004 where New Stores contributed only 3.2% of NOI (after leasehold and indirect expenses).

In general, the Company continues to be pleased with the performance of its newer stores. In particular, new stores in the United Kingdom are performing above expectations in most cases. Our New Stores in the Netherlands and Germany are currently performing below expectations. In the US, where new store developments are fewer in number, performance has been generally good with the notable exception of those in the Chicago region.

Financing

The Company completed several important capital transactions during the third quarter, most notably in Europe. Shurgard Europe received the full commitment of up to an additional €30 million of equity to the second development Joint Venture in Europe (Second Shurgard) by its investment partner, Crescent Euro Self Storage Investments II S.à.r.l, confirming total equity and debt of up to €240 million is available to complete approximately 37 new stores. This, combined with previously arranged capital sources, is expected to fully finance around 45 additional storage centers in Europe, funding the Company’s current European expansion needs through mid-2006.

Subsequent to the close of the third quarter, Shurgard Europe completed the refinancing of its entire floating rate secured debt with a €325 million secured bond issue that closed on October 15, 2004. The transaction reduces the Company’s floating rate debt exposure from approximately 40% to around 17% of total outstanding debt. This transaction was the first of its kind for the self storage industry in Europe and was very well received in the European capital markets.

FFO Guidance

Diluted FFO per share increased during the third quarter of 2004, to $0.63 from $0.58per share, reported in the corresponding period one year earlier. FFO attributable to common shareholders for the first nine months of 2004 was approximately $71.2 million compared with FFO attributable to common shareholders of $68.3 million for the first nine months of 2003, an increase of 4.3%. Diluted FFO per share decreased during the first nine months of 2004, from $1.74 to $1.53per share, compared with the corresponding period a year earlier.

The Company had previously estimated that FFO for the full year 2004 would be in the range of $2.20-$2.35 per share dependent upon several variables beyond store operating performance, including foreign currency exchange rates, levels of overhead cost and levels of New Store development. We now estimate the full year FFO will be within the range of $2.13-$2.16 per share. The operating performance of the Company’s storage centers in both the US and Europe has actually been at or above expectations. However, three main items contributed to a reduction in our annual estimate: (1) costs associated with consulting and internal resources necessary to upgrade our internal control systems both in the US and Europe as part of an ongoing process to comply with new standards required under the Sarbanes-Oxley Act of 2002 were higher than estimated; (2) costs related to the annual internal control attestation and audit are now projected to be higher than originally anticipated; and (3) our reserve for dead deal costs on developments abandoned in Europe increased as a result of the shortfall in New Store openings described previously. Adjustment for these three items contributed to an approximate 13 cent reduction in our forecasted FFO for the year. While we expect New Store production in Europe to return to more traditional levels next year, we also expect to incur additional costs and fees associated with completion of our internal control upgrade. Based on current operating results for our stores in October we are currently projecting a continuation of modest improvement in Same Store results.

Amounts shown for 2003 throughout this press release are as restated in the Company’s Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission on May 17, 2004, and the Company’s Form 10-Q for the three and nine months ended September 30, 2004 filed with the SEC today.

Quarterly Management Conference Call

The Company will discuss third quarter 2004 results and related issues during a conference call on Wednesday, November 10, 2004, at 10:00 a.m. Pacific Time. The public is invited to listen to the call live via the Internet by clicking the appropriate links on the Company’s website at http://investorrelations.shurgard.com The call also is available live on a listen-only basis by dialing 800-257-7063 (US & CN callers) and 303-262-2075 (International Callers). A taped replay of the conference call is available via the Internet address listed above until November 17, 2004, or via telephone until November 17, 2004 at 800-405-2236 (US & CN callers) 303-590-3000 (International callers) access code 11014166#.

*    *    *

Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, including statements regarding the earnings guidance, projected development activity, including our projected revenues, expenses, FFO projections, and net income projections for 2004 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include the risks that implementation of the business plan, including marketing and sales initiatives, will not be successful and that the Company’s earnings, expenses or revenues may be affected by other factors, such as: the risk that changes in economic conditions in the markets in which we operate; the risk that competition from new self storage facilities or other storage alternatives may cause rent to decline and may cause occupancy rates to drop, or may cause delays in lease up of newly developed properties; the risk that new developments could be delayed or reduced; the risk that the Company may experience increases in the cost of labor, taxes, marketing and other operating and construction expenses; the risk that tax law changes may change the taxability of future income; the risk that increases in interest rates may increase the cost of refinancing long term debt; and the risk that the Company’s alternatives for funding its business plan may be impaired by the economic uncertainty due to the impact of war or terrorism; and the risk that the Company’s interest in Shurgard Europe may be adversely impacted if that entity is unable to complete formation and funding of its contemplated development joint ventures. We may also be affected by pending legislation, impending deadlines imposed by the Sarbanes-Oxley Act of 2002, or changes in regulations or interpretations regarding certain accounting standards applied to the Company’s operations and certain existing financial and joint venture structures of the Company. Pending changes in accounting treatment for guarantees, stock options and development overhead costs may affect the accounting treatment or net income of certain of the Company’s investments. For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard’s financial performance, see Shurgard’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on May 17, 2004, and Form 10-Q for the quarter ending March 31, 2004 filed with the SEC on July 12, 2004, Form 10-Q for the quarter ending June 30, 2004 filed with the SEC on August 13, 2004 and Form 10-Q for the quarter ending September 30, 2004 filed with the SEC on November 9, 2004.

The use of financial term “FFO” is not governed by generally accepted accounting principles. “Funds from operations” (FFO), according to the National Association of Real Estate Investment Trusts’ (NAREIT) October 1999, as amended in April 2002, White Paper on Funds from Operations, is defined as net income, calculated in accordance with GAAP including non-recurring events, except for those defined as “extraordinary items” under GAAP and gains and losses from sales of depreciable operating property, plus depreciation of real estate assets and amortization of intangible assets exclusive of deferred financing costs less dividends paid to preferred stockholders. Contributions to FFO from unconsolidated entities in which the reporting entity holds an active interest are to be reflected in FFO on the same basis. We believe that because amortization of participation rights discount reflect our partners’ increasing interests in unrecognized gains on depreciable operating properties (represented by the difference between the expected option price and our partners’ contributions), it is theoretically consistent with the NAREIT White Paper to add it back to net income, and we have done so in previous filings. However, given the recent rule release by the Securities & Exchange Commission regarding the use of non-GAAP information, we have decided to adjust GAAP net income for only those items specifically outlined in the April 2002 NAREIT White Paper on Funds from Operations. As such our presentation of FFO has been adjusted to reflect those specific adjustments. The Company believes FFO is a meaningful disclosure as a supplement to net income because net income implicitly assumes that the value of assets diminish predictably over time while the Company believes that real estate values have historically risen or fallen with market conditions. FFO is not a substitute for net cash provided by operating activities or net income computed in accordance with GAAP, nor should it be considered an alternative indication of our operating performance or liquidity. In addition, FFO is not comparable to “funds from operations” reported by other REITs that do not define funds from operations in accordance with the NAREIT definition.

INDEX of TABLES TO FOLLOW:

1.	Consolidated Statements of Net Income for the three and nine months ended September 30, 2004 and 2003

2.	FFO Reconciliation for the three and nine months ended September 30, 2004 and 2003

3.	Consolidated Condensed Balance Sheet as of September 30, 2004 and December 31, 2003

4.	Earnings Per Share for the three and nine months ended September 30, 2004 and 2003

5.	Storage Center Portfolio Key Operational Data

6.	Domestic Same Store Results for three months ended September 30, 2004 and 2003

7.	Domestic Same Store Results for nine months ended September 30, 2004 and 2003

8.	Summary of Self Storage Properties

9.	European Same Store Results for three months ended September 30, 2004 and 2003

10.	European Same Store Results for nine months ended September 30, 2004 and 2003

11.	Summary of European Properties

12.	European 2004 Third Quarter Comparison

13.	Domestic Same Store Vintage Analysis for the three months ended September 30, 2004 and 2003

14.	European Development Performance Vintage Analysis for three months ended September 30, 2004 and 2003

15.	Foreign Exchange Translation for the three and nine months ended September 30, 2004 and 2003

Table 1: SHURGARD STORAGE CENTERS, INC.

YEAR-TO-DATE OPERATING RESULTS

Consolidated Condensed Statements of Net Income for the three and nine months ended September 30, 2004 and 2003 (unaudited)

(Amounts in thousands except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2004	2003	2004	2003
Revenue
Storage center operations	$109,314	$77,643	$311,279	$217,622
Other	754	1,792	2,307	4,206

Total revenue	110,068	79,435	313,586	221,828

Expenses
Operating	46,209	25,927	130,400	73,137
Depreciation and amortization	21,627	13,922	63,235	40,706
Real estate taxes	8,707	7,212	26,026	20,971
Impairment	—	110	—	1,840
General, administrative and other	6,256	3,403	23,327	9,526

Total expenses	82,799	50,574	242,988	146,180

Income from storage center operations	27,269	28,861	70,598	75,648

Other Income (Expense)
Equity in earnings (losses) of other real estate investments, net	22	(2,997)	47	(2,352)
Interest:
Interest on loans	(21,126)	(14,002)	(59,597)	(37,298)
Amortization of participation rights discount	1,000	(280)	(1,000)	(840)
Unrealized loss on derivatives	(274)	(69)	(389)	(2,295)
Foreign exchange gain (loss)	1,899	(279)	(493)	(279)
Interest income and other, net	1,106	2,028	2,307	2,440

Other expense, net	(17,373)	(15,599)	(59,125)	(40,624)

Minority interest	4,004	(363)	12,355	(861)

Income from continuing operations before income taxes and cumulative effect of change in accounting principle	13,900	12,899	23,828	34,163
Income tax expense	(24)	(927)	(47)	(930)

Income from continuing operations	13,876	11,972	23,781	33,233
Discontinued operations
(Loss) income from discontinued operations	(56)	494	890	1,397
Gain on sale of discontinued operations	4,333	—	16,323	—

Total discontinued operations	4,277	494	17,213	1,397
Income before cumulative effect of change in accounting principle	18,153	12,466	40,994	34,630
Cumulative effect of change in accounting principle Cumulative effect of change in accounting principle	—	—	(2,339)	—

Net income	18,153	12,466	38,655	34,630
Net Income Allocation
Preferred stock dividends	(2,975)	(2,974)	(8,923)	(8,922)

Net income available to common shareholders	$15,178	$9,492	$29,732	$25,708

Net Income per Common Share - Basic:
Income from continuing operations available to common shareholders	$0.24	$0.21	$0.32	$0.63
Discontinued operations	0.09	0.01	0.38	0.04
Cumulative effect of change in accounting principle	—	—	(0.05)	—

Net income per share	$0.33	$0.22	$0.65	$0.67

Net Income per Common Share - Diluted:
Income from continuing operations available to common shareholders	$0.23	$0.20	$0.32	$0.62
Discontinued operations	0.09	0.01	0.37	0.04
Cumulative effect of change in accounting principle	—	—	(0.05)	—

Net income per share	$0.32	$0.21	$0.64	$0.66

Distributions per common share	$0.55	$0.54	$1.64	$1.61

Table 2: SHURGARD STORAGE CENTERS, INC.

FFO

FFO Reconciliation for the three and nine months ended September 30, 2004 and 2003

(in thousands except per share data)

	For three months ended September 30,		For nine months ended September 30,
	2004	2003	2004	2003
Net income	$18,153	$12,466	$38,655	$34,630
Real estate depreciation and amortization(1)	18,932	13,099	55,548	38,214
Depreciation and amortization from unconsolidated joint ventures and subsidiaries	—	3,957	—	4,901
Gain on sale of operating properties	(4,472)	(530)	(16,386)	(530)
Cumulative effect of change in accounting principle	—	—	2,339	—

FFO	32,613	28,992	80,156	77,215

Preferred distribution	(2,975)	(2,974)	(8,923)	(8,922)

FFO attributable to common shareholders	$29,638	$26,018	$71,233	$68,293

(1)	Excludes depreciation related to non-real estate assets, and our minority partners’ share of depreciation and amortization of our consolidated joint ventures.

Table 3: SHURGARD STORAGE CENTERS, INC.

BALANCE SHEET

Consolidated Condensed Balance Sheets

(Amounts in thousands except share data)

	September 30, 2004	December 31, 2003
ASSETS:
Storage centers:
Land	$629,802	$376,832
Buildings and equipment, net	1,887,742	1,203,799
Construction in progress	79,861	38,867

Total storage centers	2,597,405	1,619,498

Investment in Shurgard Europe	—	319,267
Cash and cash equivalents	39,419	11,670
Restricted cash	4,562	1,585
Notes receivable affiliate	—	56,543
Goodwill	24,206	24,206
Other assets	86,338	34,322

Total assets	$2,751,930	$2,067,091

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable and other liabilities	$120,519	$76,862
Lines of credit	725,025	263,220
Notes payable	780,840	711,026
Participation rights liability, net of discount of $(1,523) and $4,053 at September 30, 2004 and December 31, 2003, respectively	38,023	40,623

Total liabilities	1,664,407	1,091,731

Minority interest	159,125	20,940
Commitments and contingencies
Shareholders’ equity:
Series C Cumulative Redeemable Preferred Stock; $0.001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and outstanding; liquidation preference of $50,000,000	48,115	48,115
Series D Cumulative Redeemable Preferred Stock; $0.001 par value; 3,450,000 shares authorized; 3,450,000 shares issued and outstanding; liquidation preference of $86,250,000	83,068	83,068
Class A Common Stock, $0.001 par value; 120,000,000 authorized; 46,483,344 and 45,747,751 shares issued and outstanding, respectively	46	46
Additional paid-in capital	1,123,908	1,100,949
Accumulated net income less distributions	(333,066)	(287,516)
Accumulated other comprehensive income	6,327	9,758

Total shareholders’ equity	928,398	954,420

Total liabilities and shareholders’ equity	$2,751,930	$2,067,091

Table 4: SHURGARD STORAGE CENTERS, INC.

EARNINGS PER SHARE

Earnings Per Share for the three and nine months ended September 30, 2004 and 2003

(in thousands except per share data)	Earnings	Basic Per share	Effect of dilutive stock options	Diluted Per share
For the three months ended September 30, 2004
Number of shares		46,027	685	46,712
Income from continuing operations	$13,876
Less: preferred distributions	(2,975)

Income from continuing operations available to common shareholders	10,901	$0.24	$(0.01)	$0.23
Discontinued operations	4,277	0.09	—	0.09

Net Income	$15,178	$0.33	$(0.01)	$0.32

For the three months ended September 30, 2003
Number of shares		43,968	620	44,588
Income from continuing operations	$11,972
Less: preferred distributions	(2,974)

Income from continuing operations available to common shareholders	8,998	$0.21	$(0.01)	$0.20
Discontinued operations	494	0.01	—	0.01

Net Income	$9,492	$0.22	$(0.01)	$0.21

For the nine months ended September 30, 2004
Number of shares		45,845	725	46,570
Income from continuing operations	$23,781
Less: preferred distributions	(8,923)

Income from continuing operations available to common shareholders	14,858	$0.32	$—	$0.32
Discontinued operations	17,213	0.38	(0.01)	0.37

Net income before change in accounting principle	32,071	0.70	(0.01)	0.69
Cumulative effect of change in accounting principle	(2,339)	(0.05)	—	(0.05)

Net Income	$29,732	$0.65	$(0.01)	$0.64

For the nine months ended September 30, 2003
Number of shares		38,630	527	39,157
Income from continuing operations	$33,233
Less: preferred distributions	(8,922)

Income from continuing operations available to common shareholders	24,311	$0.63	$(0.01)	$0.62
Discontinued operations	1,397	0.04	—	0.04

Net Income	$25,708	$0.67	$(0.01)	$0.66

Table 5: SHURGARD STORAGE CENTERS, INC.

STORAGE CENTER PORTFOLIO KEY OPERATIONAL DATA

Storage center portfolio key operational data for the three months ended September 30, 2004 by segment

Three months ended September 30, 2004

(dollars in thousands except average rent)	Domestic		Europe		Total
Same Store	Amount	% of total	Amount	% of total	Amount	% of total
Number of Storage Centers	412	88%	72	56%	484	81%
Revenues	$74,672	89%	$18,511	70%	$93,183	85%
NOI after indirect and leasehold expense	$46,047	93%	$8,568	106%	$54,615	94%
Avg. annual rent per sq. ft.	$11.63		$21.42
Avg. sq. ft. occupancy (2)	86%		76%
Total Storage Center Costs (1)	$1,497,506	84%	$412,784	53%	$1,910,290	74%

New Store
Number of Storage Centers	57	12%	57	44%	114	19%
Revenues	$8,770	11%	$7,854	30%	$16,624	15%
NOI after indirect and leasehold expense	$3,719	7%	$(490)	-6%	$3,229	6%
Avg. sq. ft. occupancy (2)	74%		44%
Total Storage Center Costs (1)	$284,627	16%	$369,434	47%	$654,061	26%

Combined New and Same Stores
Number of Storage Centers	469	100%	129	100%	598	100%
Revenues	$83,442	100%	$26,365	100%	$109,807	100%
NOI after indirect and leasehold expense	$49,766	100%	$8,078	100%	$57,844	100%
Total Storage Center Costs (1)	$1,782,133	100%	$782,218	100%	$2,564,351	100%

(1)	Total costs capitalized to storage centers since the store was acquired.
(2)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

Table 6: SHURGARD STORAGE CENTERS, INC.

DOMESTIC QUARTER TO DATE SAME STORE RESULTS

Domestic Same Store Results for the three months ended September 30, 2004 and 2003

Same Store Results (1)

(dollars in thousands except average rent)	For the three months ended September 30,
	2004	2003	% Change
Storage center operations revenue	$74,672	$71,311	4.7%
Operating expense:
Personnel expenses	8,124	7,450	9.0%
Real estate taxes	6,108	6,001	1.8%
Repairs and maintenance	1,950	1,879	3.8%
Marketing expense	2,012	1,843	9.2%
Utilities and phone expenses	2,552	2,575	-0.9%
Store admin and other expenses	3,452	3,084	11.9%

Direct operating and real estate tax expense	24,198	22,832	6.0%

NOI	50,474	48,479	4.1%
Leasehold expense	818	821	-0.4%

NOI after leasehold expense	49,656	47,658	4.2%
Indirect operating expense (2)	3,609	3,333	8.3%

NOI after indirect operating and leasehold expense	$46,047	$44,325	3.9%

(1)	Includes storage centers held by domestic consolidated and unconsolidated joint ventures.

(2)	Indirect operating expense includes certain shared property costs such as district and corporate management, purchasing, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, legal services, human resources and accounting. Does not include containerized storage operations, internal real estate acquisition cost or abandoned development expense. Indirect operating expense is allocated to stores based on number of months in operation during the period.

Table 7: SHURGARD STORAGE CENTERS, INC.

DOMESTIC QUARTER TO DATE SAME STORE RESULTS

Domestic Same Store Results for the nine months ended September 30, 2004 and 2003

Same Store Results (1)

(dollars in thousands except average rent)	For the nine months ended June 30,
	2004	2003	% Change
Storage center operations revenue	$216,139	$207,025	4.4%
Operating expense:
Personnel expenses	23,668	21,166	11.8%
Real estate taxes	18,358	18,582	-1.2%
Repairs and maintenance	6,165	5,907	4.4%
Marketing expense	5,303	5,720	-7.3%
Utilities and phone expenses	7,449	7,582	-1.8%
Store admin and other expenses	9,453	9,282	1.8%

Direct operating and real estate tax expense	70,396	68,239	3.2%

NOI	145,743	138,786	5.0%
Leasehold expense	2,594	2,493	4.1%

NOI after leasehold expense	143,149	136,293	5.0%
Indirect operating expense (2)	10,317	10,471	-1.5%

NOI after indirect operating and leasehold expense	$132,832	$125,822	5.6%

Avg. annual rent per sq. ft.	$11.50	$11.32	1.6%
Avg. sq. ft. occupancy	85%	83%
Total net rentable sq. ft.	27,118,000	27,118,000
No. of properties as of September 30, 2004	412	412

(1)	Includes storage centers held by domestic consolidated and unconsolidated joint ventures.

(2)	Indirect operating expense includes certain shared property costs such as district and corporate management, purchasing, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, legal services, human resources and accounting. Does not include containerized storage operations, internal real estate acquisition cost or abandoned development expense. Indirect operating expense is allocated to stores based on number of months in operation during the period.

Table 8: SHURGARD STORAGE CENTERS, INC.

Summary of Operating Self Storage Properties

	Domestic		European		Total
	Number of Properties	Net Rentable Square Feet	Number of Properties	Net Rentable Square Feet	Number of Properties	Net Rentable Square Feet
100% owned or leased	352	22,757,000	1	38,000	353	22,795,000
Partially owned or leased, consolidated	114	7,884,000	128	6,970,000	242	14,854,000
Properties under leasing arrangements	3	211,000	—	—	3	211,000
Fee managed	28	1,665,000	—	—	28	1,665,000

	497	32,517,000	129	7,008,000	626	39,525,000

Table 9: SHURGARD STORAGE CENTERS, INC.

EUROPEAN QUARTER TO DATE SAME STORE RESULTS

European Same Store Results for three months ended September 30, 2004 and 2003 (1)

	Three months ended September 30,
(dollars in thousands except average rent)	2004	2003 (3)	% Change
Storage center operations revenue	$18,511	$16,889	9.6%
Operating expense:
Personnel expenses	2,597	2,264	14.7%
Real estate taxes	777	723	7.5%
Repairs and maintenance	720	507	42.0%
Marketing expense	941	820	14.8%
Utilities and phone expenses	402	390	3.1%
Store admin and other expenses	1,933	1,747	10.6%

Direct operating and real estate tax expense	7,370	6,451	14.2%

NOI	11,141	10,438	6.7%
Leasehold expense	397	348	14.1%

NOI after leasehold expense	10,744	10,090	6.5%
Indirect operating (2)	2,176	2,363	-7.9%

NOI after indirect operating and leasehold expense	$8,568	$7,727	10.9%

Avg. annual rent per sq. ft.	$21.42	$20.76	3.2%
Avg. sq. ft. occupancy	76.0%	71.4%	6.4%
Total net rentable sq. ft.	4,078,000	4,078,000
No. of properties	72	72

(1) Amounts for both years have been translated from local currencies at a constant exchange rate using the average exchange rate for the third quarter of 2004 for the 2004 to 2003 comparison.

(2) Indirect operating expense includes certain shared property costs such as district and regional management, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, human resources and accounting. It does not include internal real estate acquisition cost or abandoned development expense. Indirect operating expense is allocated to stores based on number of months in operation during the period.

(3) The 2003 results were unconsolidated in our Condensed Consolidated Financial Statements.

Table 10: SHURGARD STORAGE CENTERS, INC.

EUROPEAN QUARTER TO DATE SAME STORE RESULTS

European Same Store Results for nine months ended September 30, 2004 and 2003 (1)

	Nine months ended September 30,
(dollars in thousands except average rent)	2004	2003(3)	% Change
Storage center operations revenue	$53,550	$48,580	10.2%
Operating expense:
Personnel expenses	7,422	6,683	11.1%
Real estate taxes	2,426	2,256	7.5%
Repairs and maintenance	2,046	1,661	23.2%
Marketing expense	3,700	3,616	2.3%
Utilities and phone expenses	1,380	1,456	-5.2%
Store admin and other expenses	5,657	5,307	6.6%

Direct operating and real estate tax expense	22,631	20,979	7.9%

NOI	30,919	27,601	12.0%
Leasehold expense	1,194	1,123	6.3%

NOI after leasehold expense	29,725	26,478	12.3%
Indirect operating (2)	6,298	7,303	-13.8%

NOI after indirect operating and leasehold expense	$23,427	$19,175	22.2%

Avg. annual rent per sq.ft.	$21.10	$20.81	1.4%
Avg. sq.ft. occupancy	74.4%	68.5%	8.6%
Total net rentable sq.ft.	4,078,000	4,078,000
No. of properties	72	72

(1)	Amounts for both years have been translated from local currencies at a constant exchange rate using the average exchange rate for the first nine months of 2004 for the 2004 to 2003 comparison.

(2)	Indirect operating expense includes certain shared property costs such as district and regional management, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, human resources and accounting. It does not include internal real estate acquisition cost or abandoned development expense. Indirect operating expense is allocated to stores based on number of months in operation during the period.

(3)	The 2003 results were unconsolidated in our Condensed Consolidated Financial Statements.

Table 11: SHURGARD STORAGE CENTERS, INC

Summary of European Properties

	Shurgard Europe			First Shurgard and Second Shurgard			Shurope
	Number of Open Prop- erties	Total Net Rentable Sq. Ft. (1)	Estimated Total Cost (1) (2)	Number of Open Prop- erties	Total Net Rentable Sq. Ft. (1)	Estimated Total Cost (1) (2)	Number of Open Prop- erties	Total Net Rentable Sq. Ft. (1)	Estimated Total Cost (1) (2)
(dollars in millions)
Country:
Belgium	18	1,052,000	$80.4	—	—	$—	—	—	$—
Netherlands	23	1,247,000	127.7	6	301,000	34.5	—	—	—
Germany	—	—	—	8	422,000	55.0	—	—	—
France	24	1,294,000	139.2	7	372,000	43.0	—	—	—
Sweden	20	1,143,000	112.9	2	94,000	12.1	—	—	—
Denmark	4	215,000	27.0	2	102,000	15.4	—	—	—
United Kingdom	13	676,000	131.6	1	53,000	11.4	1	38,000	15.3

	102	5,627,000	$618.8	26	1,344,000	$171.4	1	38,000	$15.3

(1)	Total net rentable square feet and estimated total cost when all phases are complete.

(2)	The estimated total cost of these projects are reported in U.S. dollars translated at the September 30, 2004 exchange rate of $1.24 to the Euro.

Table 12: SHURGARD STORAGE CENTERS, INC.

EUROPEAN 2004 THIRD QUARTER COMPARISON

Annual comparison for European same store

			Percent change compared to prior year
	Number of Properties	Q3 2004 Average Occupancy	Occupancy	Rates	Revenue	NOI
Belgium	15	78.0%	1.8%	2.4%	4.3%	1.9%
Netherlands	15	70.3%	9.1%	3.6%	12.3%	0.0%
France	16	84.4%	9.0%	0.2%	9.5%	19.2%
Sweden	17	72.5%	6.7%	5.5%	11.2%	4.2%
Denmark	2	74.8%	12.0%	3.6%	18.4%	13.2%
United Kingdom	7	74.5%	5.9%	3.6%	9.3%	0.6%

Europe Totals	72	76.0%	6.5%	3.2%	9.6%	6.5%

Table 13: SHURGARD STORAGE CENTERS, INC.

DOMESTIC QUARTER TO DATE SAME STORE VINTAGE TABLE

Domestic Same Store Vintage Analysis for three months ended September 30, 2004 and 2003

		(In millions)						(In thousands)		(In thousands)
				Average Annual Rent						NOI
	Number of Properties	Total Storage Center Cost (1)	Total Net Rentable sq. ft. when all phases are complete	Average Occupancy		(per sq. ft) (2)		Revenue		(after leaseholds expenses)
				Three months ended,		Three months ended,		Three months ended,		Three months ended,
				9/30/2004	9/30/2003	9/30/2004	9/30/2003	9/30/2004	9/30/2003	9/30/2004	9/30/2003
Same Store since 2004	60	$169.0	4,451,000	81%	77%	$8.26	$7.93	$8,182	$7,335	$4,997	$4,407
Same Store since 2003	30	135.6	1,845,000	86%	82%	13.28	12.73	5,724	5,264	3,080	2,777
Same Store since 2002 or prior	322	1,192.9	20,822,000	88%	86%	12.15	11.89	60,766	58,712	41,579	40,474

Same Store total	412	$1,497.5	27,118,000	86%	85%	$11.63	$11.37	$74,672	$71,311	$49,656	$47,658

(1)	Total costs capitalized to storage centers since the store was acquired or developed.
(2)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

Table 14: SHURGARD STORAGE CENTERS, INC.

EUROPEAN DEVELOPMENT

European Development Performance Vintage Analysis for three months ended September 30, 2004 and 2003

	Number of properties	(In millions) Total Storage Center Cost (1)	Total Net Rentable sq. ft. when all phases complete	Average Occupancy		Average Annual Rent (per sq. ft) (2) (3)		(In thousands) Revenue (2)		(In thousands) Expense (2) (Direct expenses only)		(In thousands) NOI (2) (after leasehold expenses)
				Three months ended,		Three months ended,		Three months ended,		Three months ended,		Three months ended,
				9/30/2004	9/30/2003	9/30/2004	9/30/2003	9/30/2004	9/30/2003	9/30/2004	9/30/2003	9/30/2004	9/30/2003
Opened in 2004
Germany	3	$19.6	154,000	5.9%	—	$15.52	$—	$45	$—	$577	$—	$(532)	$—
France	1	5.4	54,000	3.7%	—	13.92	—	11	—	140	—	(26)	—
Denmark	1	7.1	50,000	27.2%	—	19.55	—	86	—	140	—	(54)	—
United Kingdom	2	19.7	78,000	48.4%	—	20.42	—	212	—	186	—	26	—

Total opened in 2004	7	$51.8	336,000	18.7%	—	$19.31	$—	$354	$—	$1,043	$—	$(586)	$—

Opened in 2003
Belgium	1	$3.3	45,000	59.1%	—	$14.43	$—	$105	$—	$68	$53	$37	$(53)
Netherlands	7	33.9	351,000	35.5%	1.0%	19.86	11.90	659	14	591	156	17	(142)
Germany	5	34.6	268,000	27.8%	0.5%	15.53	4.88	317	2	456	450	(140)	(447)
France	7	42.4	371,000	29.4%	3.5%	22.05	21.37	703	89	674	287	(73)	(198)
Sweden	2	11.3	94,000	38.5%	10.1%	18.19	12.75	201	37	216	74	(22)	(37)
Denmark	1	7.6	51,000	59.2%	12.9%	21.75	19.54	184	41	104	230	79	(189)
United Kingdom	3	32.1	149,000	41.0%	5.3%	40.14	37.67	702	91	366	148	339	(57)

Total opened in 2003	26	$165.2	1,329,000	34.8%	3.1%	$22.04	$20.87	$2,871	$274	$2,475	$1,398	$237	$(1,123)

Opened in 2002
Belgium	2	$7.1	101,000	47.0%	36.5%	$12.26	$11.90	$157	$120	$145	$159	$12	$(39)
Netherlands	7	37.0	368,000	50.3%	35.6%	18.56	18.33	910	652	592	558	318	94
France	7	42.4	376,000	63.3%	40.3%	19.64	20.49	1,366	899	767	766	598	133
Sweden	3	18.4	151,000	69.3%	44.8%	19.89	17.69	592	355	294	225	288	119
Denmark	2	14.1	106,000	65.1%	29.9%	21.48	21.01	403	184	229	199	174	(15)
United Kingdom	3	33.4	163,000	65.7%	32.4%	40.06	41.83	1,201	654	516	381	627	216

Total opened in 2002	24	$152.4	1,265,000	59.4%	37.3%	$22.02	$21.24	$4,629	$2,864	$2,543	$2,288	$2,017	$508

New Store Total	57	$369.4	2,930,000	43.5%	17.5%	$21.89	$21.21	$7,854	$3,138	$6,061	$3,686	$1,668	$(615)

Same store:
Opened in 2001
Belgium	1	$3.7	51,000	68.9%	54.9%	$15.26	$14.24	$149	$111	$58	$70	$92	$41
Netherlands	9	46.7	484,000	65.7%	56.6%	17.73	17.74	1,496	1,301	813	694	654	580
France	5	32.5	280,000	82.6%	70.6%	21.58	21.25	1,406	1,173	566	600	840	573
Sweden	6	32.5	315,000	70.9%	59.3%	17.97	16.98	1,169	940	582	467	577	464
Denmark	2	13.0	110,000	74.8%	66.8%	21.41	20.67	484	409	280	229	204	180
United Kingdom	2	21.0	102,000	63.3%	57.5%	41.26	41.98	739	699	312	288	427	411

Total opened in 2001	25	$149.4	1,342,000	71.1%	61.0%	$20.53	$20.29	$5,443	$4,633	$2,611	$2,348	$2,794	$2,249

Opened in 2000 and before
Belgium	14	$66.2	855,000	78.5%	77.9%	$15.57	$15.23	$2,884	$2,796	$994	$893	$1,890	$1,903
Netherlands	6	33.9	345,000	76.8%	75.4%	22.66	20.90	1,615	1,469	558	373	1,006	1,080
France	11	56.8	585,000	85.3%	80.8%	26.04	25.97	3,626	3,425	1,227	1,254	2,224	1,997
Sweden	11	61.4	677,000	73.2%	72.0%	20.75	19.57	2,942	2,757	1,145	945	1,664	1,689
United Kingdom	5	45.1	274,000	78.6%	75.1%	32.87	31.22	2,001	1,809	835	638	1,166	1,172

Total opened before 2001	47	$263.4	2,736,000	78.5%	76.5%	$21.81	$20.95	$13,068	$12,256	$4,759	$4,103	$7,950	$7,841

Same Store Total	72	$412.8	4,078,000	76.0%	71.4%	$21.42	$20.76	$18,511	$16,889	$7,370	$6,451	$10,744	$10,090

(1)	Total historical cost capitalized to storage centers since the store was acquired or developed. The cost of these projects are reported in U.S. dollars translated at the September 30, 2004 exchange rate of $1.24 to the Euro. Operating results (see note (2) below) are reported at the average exchange rate for the quarter ended September 30, 2004 which was $1.22 to the Euro. As these exchange rates are different we believe it does not allow for an accurate measure of property investment yield. However, we believe the application of a constant exchange rate to both the property cost and operating results may provide a more meaningful measure of investment yield.
(2)	The amounts have been translated from local currencies at a constant exchange rate using the average exchange rate for 2004.
(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period. On the year of opening the average annual rent is lower as the store had not been opened a full year.
(4)	Expenses in some instances may include certain pre-opening costs

Table 15: SHURGARD STORAGE CENTERS, INC.

FOREIGN EXCHANGE TRANSLATION

Foreign exchange translation for three and nine months ended September 30, 2004 and 2003

With the significant increase in the Company’s interest in Shurgard Europe, and its consolidation beginning in 2004, foreign currency translation will have a greater impact on the quarterly reporting of our financial results. Foreign currency translation could cause volatility in the reported financial results of Shurgard Europe and otherwise limit the comparability of operating results in Europe to operating results in the United States. Specifically, generally accepted accounting principles (“GAAP”) prescribe specific foreign currency translation standards. For example, in our case, non-monetary assets are translated according to historical cost. Monetary assets are translated at the Euro/Dollar exchange rate at the end of the applicable period. Revenue, expenses, and other components of the income statement and statement of cash flows are shown at the average of the Euro/Dollar exchange rate during the applicable period. During the third quarter 2004, the average exchange rate between the Euro and the U.S. Dollar was $1.22 per Euro. During the third quarter 2003, the average exchange rate was $1.13 per Euro. Revenues and total expenses for Shurgard Europe increased $4.9 million and $5.9 million, respectively, over the third quarter 2003 at each period’s average rate. At constant rates, using the 2004 average exchange rate, the total increase in revenues and total expenses would be $3.0 million and $4.1 million, respectively, during the same periods. During the first nine months of 2004, the average exchange rate between the Euro and the U.S. Dollar was $1.23 per Euro. During the first nine months of 2003, the average exchange rate was $1.11 per Euro. Revenues and total expenses for Shurgard Europe increased $16.2 million and $14.8 million, respectively, over the first nine months of 2003. At constant rates, using the 2004 average exchange rate, the total increase in revenues and total expenses would be $10.6 million and $8.6 million, respectively during the same period.